FIRST AMENDMENT TO FIRST AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is executed as of November 13, 2013 (the “Execution Date”) by JPMORGAN CHASE BANK, N.A, as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender, ESCALADE, INCORPORATED, as the Borrower, and the other Loan Parties party hereto.

Recitals

A. This Amendment is executed in respect of the First Amended and Restated Credit Agreement, dated as of August 27, 2013 (“Credit Agreement”), executed by and among Escalade, Incorporated, an Indiana corporation, as the Borrower, the other Loan Parties party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender (“Chase”).

B. The Borrower is requesting Chase, which as of the Execution Date is the sole Lender, the Swingline Lender, the Issuing Bank and the Administrative Agent, to agree to amendments to the Credit Agreement, as provided in and subject to the terms of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Borrower, the other Loan Parties party hereto and Chase, as Lender, Swingline Lender, the Issuing Bank and the Administrative Agent, agree as follows:

1. Definitions. All terms used in this Amendment, including its Recitals, that are defined in the Credit Agreement and not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement. Effective as of the Execution Date, the Credit Agreement is amended as follows:

(a) Amended and Restated Definitions in Section 1.01. Each of the following definitions in Section 1.01 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment, as such Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of the First Amendment Date, in the case of the Revolving Commitment, and as of the Effective Date, in the case of the Term Loan Commitment, is set forth on the Commitment Schedule, or in the most recent Assignment and Assumption executed by such Lender, as applicable.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus Capital Lease Obligation payments, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA less expenses for income taxes paid in cash less Restricted Payments paid in cash less the unfinanced portion of Capitalized Expenditures for such period to (b) Fixed Charges for such period, all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment as of the First Amendment Date is set forth on the Commitment Schedule, or in the most recent Assignment and Assumption executed by such Lender with respect to a Revolving Loan, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Date is Thirty-One Million Dollars ($31,000,000).

“Term Loan Maturity Date” means August 27, 2018, or any earlier date on which the maturity of the Term Loans is accelerated pursuant to the terms of this Agreement.

(b) New Defined Terms. Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical position:

“DMI Sports Acquisition” means the acquisition and related transactions pursuant to that certain Asset Purchase Agreement dated as of November 13, 2013, by and between DMI Sports, Inc., a Pennsylvania corporation, Gary Giegerich and Paul Giegerich, collectively as sellers, and Indian Industries, Inc., an Indiana corporation, as buyer.

“First Amendment Date” means November 13, 2013.

(c) Amendment to the Defined Term Funded Debt to Adjusted EBITDA Ratio. At each appearance of the term "Funded Debt to Adjusted EBITDA Ratio" in the Credit Agreement, such term shall be amended by deleting the word "Adjusted."

(d) Amendment to Section 6.04. Section 6.04 of the Credit Agreement is amended as follows:

(i) By deleting the “and” following the semicolon in subsection (p);

(ii) By deleting the period at the end of subsection (q) and replacing it with “; and”; and

(iii) By inserting a new subsection (r), which shall read in its entirety “the DMI Sports Acquisition; provided that the Borrower and each relevant Subsidiary must comply with (a) each requirement of Section 5.14 of the Credit Agreement and (b) each of subsections (a), (c), (d), (e) and (g) through (n) of the definition of Permitted Acquisition.”

(e) Amendment to Section 6.13, subsection (a). Section 6.13, subsection (a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

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(a) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter closing after the Effective Date, the Borrower and its Subsidiaries shall achieve a Fixed Charge Coverage Ratio for the four (4) successive Fiscal Quarters of the Borrower ending on the date of determination of not less than 1.25 to 1.00.

(f) Commitment Schedule. The Commitment Schedule attached as Exhibit A hereto (the “New Commitment Schedule”) shall replace and supersede the existing Commitment Schedule to the Credit Agreement. All references in the Credit Agreement to the Commitment Schedule shall mean and refer to the New Commitment Schedule.

3. Representations and Warranties of the Borrower. Each Loan Party represents and warrants to Chase, as the Lender, Swingline Lender, Issuing Bank and the Administrative Agent as follows:

(a) (i) The execution, delivery and performance of this Amendment and all agreements, instruments and documents delivered pursuant hereto by each Loan Party have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction or writ presently in effect applying to any Loan Party, or the articles of incorporation of any Loan Party, or result in a breach of or constitute a default under any material agreement, lease or instrument to which any Loan Party is a party or by which any Loan Party or any of their respective properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by any Loan Party of this Amendment and all agreements, instruments and documents delivered pursuant hereto; and (iii) this Amendment is the legal, valid and binding obligation of each Loan Party and is enforceable against each Loan Party in accordance with its terms.

(b) The representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the Execution Date with the same force and effect as if made on and as of the Execution Date.

(c) No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Execution Date.

(d) The Borrower’s constituent documents (articles of incorporation and by-laws) have not been amended or otherwise changed since August 27, 2013. No Guarantor’s constituent documents (articles of incorporation and by-laws) have been amended or otherwise changed since August 27, 2013.

(e) Since August 27, 2013, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

4. Conditions. The obligation of Chase, as Lender, Swingline Lender, Issuing Bank and the Administrative Agent, to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Execution Date:

(a) This Amendment shall have been executed by the Borrower and each Loan Party, and delivered to Chase, and executed by Chase, as Lender, Swingline Lender, Issuing Bank and Administrative Agent;

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(b) Chase shall have received a Certificate of Existence for the Borrower and each Guarantor issued by the Secretary of State of its jurisdiction of organization not more than thirty (30) days prior to the Execution Date;

(c) Chase shall have received resolutions of the Borrower and each Guarantor authorizing the execution of this Amendment and the performance of the transactions contemplated in this Amendment, which resolutions shall be certified by the respective secretary (or equivalent officer) of each Borrower and each Guarantor; and

(d) Chase shall have obtained a UCC search certificate for the Borrower and each Guarantor issued by the Secretary of State of the jurisdiction where such Person is located (as such term is used in Article 9 of the UCC) not more than thirty (30) days prior to the Execution Date which certificates shall show the Administrative Agent having a first priority security interest in substantially all of the assets of each of the Borrower and the Guarantors subject only to Liens permitted by the Credit Agreement.

5. Further Agreements and Acknowledgements.

(a) The Borrower and each Guarantor each hereby further agree and acknowledge that the Borrower shall reimburse Chase for or pay, within ten (10) days of the date of their receipt of billing from Chase, the reasonable fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to the Lender, the Issuing Bank and the Administrative Agent, for the preparation and closing of this Amendment.

(b) The Borrower hereby further agrees to deliver to the Administrative Agent not later than thirty (30) calendar days after the Execution Date a Collateral Access Agreement with respect to the property located at 220 Rittenhouse Circle, Bristol, Pennsylvania 19007 (the “New Leased Location”), as required to be provided pursuant to Section 4.13 of the Security Agreement; provided that from the Execution Date until the date thirty (30) calendar days from such date, the New Leased Location shall be deemed to be a Permitted Third Party Location notwithstanding the absence of a Collateral Access Agreement.

(c) The Borrower and each Guarantor each hereby further agree to execute not later than ten (10) calendar days after the Execution Date such agreements as are requested by Chase in its reasonable discretion to perfect by filing in the United States Patent and Trademark Office the security interest of the Secured Parties in the patents and trademarks acquired as a result of the DMI Sports Acquisition.

6. Consent and Representations of Guarantors. Each Guarantor, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Borrower, Chase (as a Lender and Issuing Bank) and the Administrative Agent of this Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of its obligations under its respective Unlimited Continuing Guaranty, dated as of April 30, 2009, in favor of the Administrative Agent for the benefit of each of the Lenders and the Administrative Agent (each a “Guaranty”) or provide a defense, set-off or counterclaim to it with respect to any of its obligations under its Guaranty or any other Loan Documents. Each Guarantor affirms to Chase and the Administrative Agent that its Guaranty is in full force and effect, is a valid and binding obligation, and continues to guaranty payment of and secure and support the Secured Obligations, now existing or hereafter arising.

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7. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

8. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and shall not be affected by any investigation made by any person. Except as expressly provided otherwise in this Amendment, the Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

9. Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By: /s/ Randall K. Stephens

Name: Randall K. Stephens

Title: Senior Vice President

[Signature Page to First Amendment to First Amended and Restated Credit Agreement]

BORROWER:

ESCALADE, INCORPORATED

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

OTHER LOAN PARTIES:

BEAR ARCHERY, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

EIM COMPANY, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

ESCALADE INSURANCE, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

ESCALADE SPORTS PLAYGROUND, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

HARVARD SPORTS, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

MARTIN YALE INDUSTRIES, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

[Signature Page to First Amendment to First Amended and Restated Credit Agreement]

OLYMPIA BUSINESS SYSTEMS, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

SOP SERVICES, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

U.S. WEIGHT, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

INDIAN INDUSTRIES, INC.

By: /s/ Deborah Meinert

Name: Deborah Meinert

Title: Secretary

[Signature Page to First Amendment to First Amended and Restated Credit Agreement]

Exhibit A

COMMITMENT SCHEDULE

Lender	Revolving Commitment as of the First Amendment Date	Term Loan Commitment as of the Effective Date	Commitment
JPMorgan Chase Bank, N.A.	$31,000,000.00	$5,000,000.00	$36,000,000.00
Total	$31,000,000.00	$5,000,000.00	$36,000,000.00

A-1